EXHIBIT 10.50
FIFTH AMENDMENT TO LEASE
     AGREEMENT, dated as of the 20th day of December, 2006, between 120 BROADWAY HOLDINGS, LLC, a Delaware limited liability company, having an office at 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 (“Landlord”), and TOWER GROUP, INC., a Delaware corporation, having an office at 120 Broadway, New York, New York 10271 (“Tenant”).
STATEMENT OF FACTS
     By Lease dated as of February 19, 1997 (the “Original Lease”), by and between Broadpine Realty Holding Company, Inc. (“BRHC”) (as predecessor-in-interest to Landlord) and Tower Insurance Company of New York (“TICNY”), BRHC leased to TICNY and TICNY hired from BRHC certain premises in the building known as 120 Broadway, New York, New York (the “Building”), consisting of a portion of the fourteenth (14th) floor of the Building, for a term ending on May 31, 2008. By Modification of Indenture of Lease dated as of May (no day), 1998 (the “First Amendment”), TICNY leased the balance of the rentable area of the fourteenth (14th) floor (the “Fourteenth Floor Premises”) in the Building. By the Second Amendment to Lease dated as of January 15, 2003 (the “Second Amendment”), TICNY leased a portion of the seventeenth (17th) floor (the “Seventeenth Floor Premises”) of the Building. By the Third Amendment to Lease dated as of September 1, 2005 (the “Third Amendment”), TICNY leased a portion of the thirtieth (30th) floor and the entire thirty-first (31st) floor of the Building, surrendered the Fourteenth Floor Premises and the Seventeenth Floor Premises, and extended the term of the Lease to June 30, 2021. By Assignment of Lease dated as of June 30, 2006 (the “Assignment Agreement”), TICNY assigned all of its right, title and interest as tenant under the Lease to Tower Group, Inc. By the Fourth Amendment to Lease dated as of July 25, 2006 (the “Fourth Amendment”), Tenant leased an additional portion on the 30th floor of the Building
     The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Assignment Agreement, the Fifth Amendment and any and all other amendments and modifications thereof shall hereinafter be collectively referred to as the “Lease”. Landlord and Tenant now desire to further amend the Lease upon the terms hereinafter contained.
     NOW, THEREFORE, in consideration of the Lease and the mutual covenants herein contained, Landlord and Tenant hereby agree as follows:

1. DEFINED TERMS:
     Unless the context otherwise clearly indicates a contrary intent or unless specifically otherwise provided herein, each term used in this Agreement which is defined in the Lease shall be deemed to have the meaning ascribed to such term in the Lease.
2. FIFTH PREMISES:
     A. For the purposes of this Agreement, the term “Fifth Premises” shall mean that certain portion of the twenty-ninth (29th) floor of the Building as approximately indicated by hatched markings on the rental plan annexed hereto as Exhibit “A” and made a part hereof; and
     B. Effective throughout the period (the “Fifth Premises Term”) commencing on January 1, 2007 (the “Fifth Premises Commencement Date”) and ending on December 31, 2011 (the “Fifth Premises Expiration Date”), both dates inclusive:
          (i) the Lease shall be amended by adding the Fifth Premises to the Demised Premises; and
          (ii) Landlord leases to Tenant and Tenant hires from Landlord the Fifth Premises, and Tenant’s use and occupy of the Fifth Premises and its obligations with respect thereto shall be in accordance with the terms, provisions, conditions and agreements contained in the Lease, except as otherwise expressly provided in this Agreement.
3. DELIVERY OF POSSESSION OF FIFTH PREMISES:
     If Landlord is unable to give possession of the entire Fifth Premises to Tenant on the Fifth Premises Commencement Date because of any reason beyond Landlord’s reasonable control, (i) Landlord shall not be subject to any liability for failure to give possession on said date, (ii) the validity of this Agreement and the Lease shall not be impaired under such circumstances, (iii) the same shall not be construed in any way to extend the Fifth Premises Term or the Term of the Lease, and (iv) the Fifth Premises Commencement Date shall be deemed extended until the date on which Landlord shall have tendered delivery of possession thereof to Tenant. The provisions of this Paragraph are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.
4. AS-IS POSSESSION; TENANT’S FIFTH PREMISES WORK:
     A. Tenant acknowledges that it has fully inspected the Fifth Premises and agrees to accept possession thereof in its then “as-is” condition on the Fifth Premises Commencement Date, it being understood and agreed that Landlord shall not be obligated to make any improvements, alteration or repairs to the Fifth Premises, except that Landlord agrees to place the existing air conditioning unit servicing the Fifth Premises in good working order on the Fifth Premises Commencement Date. Tenant, at Tenant’s expense, shall cause its architect, TPG Architecture, LLP to prepare a final set of plans (the “Plans”) for the construction and finishing of the Fifth Premises. The Plans shall (i) comply with all Legal Requirements, (ii) contain complete information (including engineering required) and be in sufficient detail so as to be accepted for filing by the New York City Building Department, and (iii) show the proposed locations of all mechanical, electrical and plumbing equipment, partitions, ceilings, entrances, doors, lighting, fixtures, receptacles and switches, and other installations to be installed in the Fifth Premises. The Plans shall be submitted by Tenant to Landlord for Landlord’s approval. Any revisions to the Plans required by Landlord shall be performed by Tenant within five (5) business days after demand by Landlord. Landlord agrees to respond to any written request for approval of a complete set of Tenant’s Plans within ten (10) business days after Landlord’s receipt thereof. Tenant shall incorporate into Tenant’s Plans those changes, revisions and/or additions reasonably required by Landlord, and shall resubmit the revised Tenant’s Plans to Landlord for Landlord’s approval. Landlord agrees to respond to any written request for approval of revised Plans within five (5) business days after Landlord’s receipt thereof. The cost of preparing (and revising, if necessary) Tenant’s Plans shall be borne entirely by Tenant. Tenant shall reimburse Landlord, as additional rent, for any actual out-of-pocket fees and expenses incurred by Landlord in connection with Landlord’s review of Tenant’s Plans and any revisions thereto by bona fide third parties. Landlord’s approval of any plans or specifications shall not be deemed to constitute and shall not relieve Tenant from Tenant’s full responsibility for the feasibility, compliance with laws and technical competency thereof. Notwithstanding any provision of this Agreement to the contrary, any requests for revisions to the Plans or other notices to be given hereunder pursuant to this Article may be given to Landlord’s or Tenant’s designated representative (as the case may be) either (i) delivered personally, or (ii) sent by certified mail, return receipt requested, or overnight courier, with receipt acknowledged.
     B. In accordance with the Plans, Tenant shall, at Tenant’s sole cost and expense and as part of Tenant’s “Alterations” (as defined in Section 1.01 of the Lease), perform all of the work specified in the Plans (the “Fifth Premises Work”) in the entire Fifth Premises necessary for Tenant’s occupancy thereof, subject to the provisions of the Lease and this Agreement. Tenant agrees with respect to its activities and work that it will conform to all of Landlord’s reasonable labor regulations of which it receives written notice and shall not knowingly do or permit anything to be done that might create any work stoppage, picketing or other labor disruption or dispute. Tenant agrees that it will, prior to the commencement of any work in the Fifth Premises, deliver to Landlord all certificates of insurance required to be supplied to Landlord by Tenant pursuant to the terms of the Lease and this Agreement.
     C. In consideration of Tenant performing all of the Fifth Premises Work and for Tenant completing all of the Fifth Premises Work necessary for its occupancy thereof, in accordance with all of the terms, covenants and conditions of the Lease and this Agreement, Landlord agrees that if Tenant, within a period of twenty-four (24) months from the Fifth Premises Commencement Date, shall have fully satisfied all of the following conditions (collectively, the “L/C Conditions"): (i) Tenant shall have submitted to Landlord a reasonably detailed itemization of the leasehold improvements installed by Tenant in the entire Fifth Premises, (ii) Tenant shall have submitted to Landlord final lien waivers and a lien search conducted after the date of the completion of the Fifth

Premises Work demonstrating that there has not been filed with respect to the land and/or the Building and/or the Fifth Premises or any part thereof or upon Tenant’s leasehold interest therein any vendor’s, mechanic’s, laborer’s, materialman’s or other lien arising out of the Fifth Premises Work which has not been discharged of record, and (iii) the Fifth Premises Work shall have been uniformly performed and completed in the entire Fifth Premises, and (iv) Tenant shall not then be in default (after notice and the expiration of any applicable cure period in this Lease) with respect to any of the “material” terms, covenants or conditions to be performed or observed by Tenant under the Lease or this Agreement (which for purposes of this Article is deemed to mean Tenant’s obligation to pay Minimum Rent and additional rent), then Landlord shall reimburse or cause to be reimbursed to Tenant an amount (the “Landlord’s F/P Contribution”) equal to the lesser of (a) the actual cost of the Fifth Premises Work improvements performed by Tenant in the entire Fifth Premises and “Tenant’s Reimbursable Costs” (as hereinafter defined), or (b) TWO HUNDRED FIFTEEN THOUSAND FIVE HUNDRED EIGHTY AND 00/100 ($215,580.00) DOLLARS (said amount herein being referred to as the “Maximum Contribution Amount”) and that all costs and expenses in excess of said sum shall be borne solely by Tenant.
     D. Upon Tenant’s request, Landlord’s F/P Contribution as provided in Paragraph 4.C. hereof shall be paid out from time to time but not more frequently than monthly (in contradistinction to upon completion and receipt by Landlord of paid bills for all of the Fifth Premises Work) as the Fifth Premises Work progresses, which request by Tenant shall be accompanied by the following (such request, together with all of the following documentation, shall herein be referred to as the “Progress Payment Installment Requisition”):
               (1) a certificate signed by Tenant or Tenant’s architect, dated not more than ten (10) days prior to such request, setting forth the following:
          (i) that, to the best knowledge of Tenant’s architect, the sum then requested was justly due to persons who have rendered services or furnished materials for the work therein specified, and giving a brief description of such services and materials and the several amounts to be paid to each of said persons in respect thereof, and certifying that the Fifth Premises Work represented by the aforesaid invoices has been satisfactorily completed in accordance with the final plans;
          (ii) that, to the best knowledge of Tenant’s architect, no part of such expenditure is being made the basis, in any previous or then pending prior request, for the receipt of Landlord’s F/P Contribution or has been made out of the proceeds of Landlord’s F/P Contribution received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the certificate; and
          (iii) that, to the best knowledge of Tenant’s architect, except for the amount, if any, stated pursuant to the foregoing subparagraph 4.D.1.(i) in such certificate to be due for services or materials, there is no outstanding indebtedness known to the persons signing such certificate, which is then due for labor, wages, materials, supplies or services in connection with such work which, if unpaid, might immediately become the basis of a vendor’s, mechanic’s, laborer’s or material man’s statutory or similar lien upon such work or upon the land and or the Building or the Fifth Premises or any part thereof or upon Tenant’s leasehold interest;
               (2) a current lien search demonstrating that there has not been filed with respect to the land and Building and/or the Fifth Premises or any part thereof or upon Tenant’s leasehold interest therein any lien which has not been discharged of record; and
               (3) waivers of lien for the work performed up to and including the date of such request from all contractors, subcontractors and materialmen involved in the performance of the Fifth Premises Work and the materials furnished in connection therewith.
          Subject to the provisions of Paragraph 4.C. hereof, upon compliance with the foregoing provisions of this Paragraph 4.D. and provided Tenant shall not then be in default (after notice and the expiration of any applicable cure period in this Lease) with respect to any of the monetary terms to be performed or observed by Tenant under the Lease or this Agreement, Landlord shall pay or cause to be paid to Tenant or, at Tenant’s written instruction, directly to the persons named (pursuant to the foregoing subparagraph 4.D.a.(i)) in such certificate, the respective amounts stated therein to be due to them provided, however, that Landlord’s F/P Contribution shall not exceed the sum of TWO HUNDRED FIFTEEN THOUSAND FIVE HUNDRED EIGHTY AND 00/100 ($215,580.00) DOLLARS and that all costs and expenses in excess of said sum shall be borne solely by Tenant. The amount of each installment of Landlord’s F/P Contribution payable pursuant to any Progress Installment Requisition shall be an amount equal to the lesser of(x) the amount requested by Tenant in the Progress Payment Installment Requisition in question, or (y) the amount equal to the product obtained by multiplying the Maximum Contribution Amount by a fraction, the numerator of which is the actual costs paid by Tenant for the completed portions of Fifth Premises Work referenced in the Progress Payment Installment Requisition in question, and the denominator of which is equal to the total estimated cost of the Fifth Premises Work, which estimate shall be made and certified by Tenant’s architect in good faith based upon the final plans for the Fifth Premises Work. Notwithstanding anything to the contrary contained herein, Landlords’ payment of the final fifteen (15%) percent of the Landlord’s F/P Contribution shall be subject to Tenant’s full satisfaction of the L/C Conditions. For purposes of this Article, the “Tenant’s Reimbursable Costs” shall mean the aggregate of the reasonable, out-of-pocket third party expenses incurred by Tenant solely in connection with Tenant’s performance of Tenant’s Fifth Premises Work in the Fifth Premises for the following items: (i) architectural fees; (ii) engineering fees; and (iii) filing fees. In no event shall the aggregate amount of the Landlord’s F/P Contribution utilized to pay for Tenant’s Reimbursable Costs exceed fifteen (15%) percent of the total Landlord’s F/P Contribution.

     E. The provisions of Article 2 of the Lease shall not apply to the Fifth Premises. The provisions of Article 5 of the Lease shall apply to the Fifth Premises, except that: (i) at Tenant’s sole cost and expense, the Fifth Premises Work shall be performed by Ambassador Construction Co. and only by contractors, subcontractors and mechanics designated on the list of currently approved contractors, subcontractors and mechanics which is annexed hereto as Exhibit “B”, which are deemed approved only for the performance of the Fifth Premises Work and not for any other future Alterations; (ii) Tenant shall utilize only Landlord’s designated subcontractors for the performance of life safety systems (including without limitation Class E system work subcontractors), security subcontractors (if the Fifth Premises Work shall affect any Building security system) and HVAC subcontractors; (iii) Tenant shall utilize the “expediter” designated by Landlord in connection with the Fifth Premises Work, which Landlord hereby designates to be Charles Rizzo & Associates; and (iv) Section 5.01.C of the Lease shall not apply to this Fifth Amendment. In the event of any conflict between the terms of this Fifth Amendment and the terms of Article 5 of the Original Lease, the terms of this Fifth Amendment shall control.
     F. Tenant may non-exclusively use the Building freight elevator on a first come, first served basis, which use shall be scheduled in advance with Landlord and be subject to availability and the use in common with the other tenants of the Building and Landlord, its employees, agents and contractors; and exclusively by appointment (subject to availability).
     G. If required by applicable law, Tenant’s Fifth Premises Work shall include the furnishing and installation of a sprinkler system in the entire Fifth Premises (the “Tenant’s Sprinkler Installation”), including without limitation the furnishing and installation of all equipment necessary to connect such sprinkler system in the Fifth Premises to the main sprinkler loop existing on the floor of the Fifth Premises. The following provisions of this Paragraph shall apply with respect to Tenant’s Sprinkler Installation: (i) such sprinkler system must comply with all applicable laws, orders, rules and regulations; (ii) the type, brand, location and manner of installation of such sprinkler system shall be subject to Landlord’s prior reasonable approval; (iii) Tenant shall make all repairs and replacements, as and when necessary, to such sprinkler system (including, without limitation, the main sprinkler loop from the flow control assembly on the thirtieth (30th) floor) and any replacements thereof; and (iv) notwithstanding anything contained in this Agreement or the Lease to the contrary, such sprinkler system, or any replacement thereof and any installments in connection therewith, whether made by Tenant or Landlord, shall upon expiration or sooner termination of the Lease be deemed the property of Landlord.
     H. Notwithstanding anything in this Article to the contrary, in the event the actual aggregate cost of the Fifth Premises Work for which Landlord has disbursed Landlord’s F/P Contribution as hereinabove provided (the “Actual Disbursement") has been finally determined to be less than the TWO HUNDRED FIFTEEN THOUSAND FIVE HUNDRED EIGHTY AND

00/100 ($215,580.00) DOLLARS, then, provided Tenant is not in default under the Lease beyond the expiration of applicable notice and cure periods, the difference between the Actual Disbursement and said sum of TWO HUNDRED FIFTEEN THOUSAND FIVE HUNDRED EIGHTY AND 00/100 ($215,580.00) DOLLARS shall be credited against the Fifth Premises Minimum Rent payable by Tenant after the expiration of the Free F/P Minimum Rent Period set forth in Article 5 of this Agreement.

5.	FIFTH PREMISES MINIMUM RENT; FREE F/P MINIMUM RENT PERIOD; SECURITY DEPOSIT:
     A. Effective throughout the Fifth Premises Term, the annual Minimum Rent payable pursuant to the Lease shall be increased by THREE HUNDRED FORTY-FOUR THOUSAND NINE HUNDRED TWENTY EIGHT AND 00/100 ($344,928.00) DOLLARS per annum ($28,744.00 per month) to be paid in connection with the Fifth Premises (which amount shall herein be referred to as the “Fifth Premises Minimum Rent”); all of which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Fifth Premises Term. If the Fifth Premises Commencement Date occurs on a day other than the first day of a calendar month, the Fifth Premises Minimum Rent for such partial calendar month shall be prorated on the basis of the number of days of the Fifth Premises Term within such calendar month, and the balance of the first month’s Fifth Premises Minimum Rent theretofore paid shall be credited against the next monthly installment of the Fifth Premises Minimum Rent.
     B. Section 3.01 of the Lease, Paragraph 8.D. of the Third Amendment, Paragraph 5.D of the Fourth Amendment and any other initial free rent periods shall not apply to the Fifth Premises Minimum Rent payable by Tenant for the Fifth Premises.
     C. For the purposes of this Agreement, the “Free F/P Minimum Rent Period” shall mean the three (3) month period commencing on the Fifth Premises Commencement Date.
     D. Effective as of the Fifth Premises Commencement Date and provided Tenant is not then in monetary default under the terms, covenants and conditions of the Lease and/or this Agreement, Tenant is herewith granted a rent concession during the Free F/P Minimum Rent Period solely with respect to the Fifth Premises in connection with the Fifth Premises Minimum Rent payable as set forth in Paragraph 5.A. of this Agreement for the Fifth Premises; provided, however, Tenant shall nevertheless be obligated to pay to Landlord all other additional rents and charges payable under the terms of the Lease and this Agreement (including, without limitation, electricity) during the Free F/P Minimum Rent Period. Except for the rent concession as herein provided during the Free F/P Minimum Rent Period, Tenant shall use and occupy the Fifth Premises during the Free F/P Minimum Rent Period pursuant to all of the other terms, covenants and conditions of the Lease and this Agreement.
     E. Effective as of the date of this Agreement, the “Security Deposit Amount” set forth in Section 1.01 of the Lease as heretofore modified shall be further increased by the amount of FIFTY-SEVEN THOUSAND FOUR HUNDRED EIGHTY-EIGHT AND 00/100 ($57,488.00) DOLLARS (the “Fifth Premises Security Amount”). Upon Tenant’s execution of this Agreement, Tenant shall deposit with Landlord as additional security the Fifth Premises Security Amount. Tenant may deliver the Fifth Premises Security Amount to Landlord in the form of a “Letter of Credit” in accordance with the provisions of Section 33.03 of the Original Lease.
6. ADDITIONAL RENT:
     Effective during the Fifth Premises Term and solely with respect to the Fifth Premises, Section 1.01 of the Lease shall be deemed amended as follows (it being agreed that Section 1.01 of the Lease shall remain unmodified with respect to the balance of the Demised Premises):
(i)	the “Base Operating Amount” shall mean the amount of the Operating Expenses for the 2007 calendar year;

(ii)	the “Base Tax Amount” shall mean the amount of Taxes with respect to the twelve month period ending December 31, 2007 (i.e., the amount determined by adding the Taxes for the Tax Year ending June 30, 2006 plus the Taxes for the Tax Year ending June 30, 2007, and dividing such sum by 2);

(iii)	the term “Square Feet of Rentable Area” in the Fifth Premises shall be deemed to be the equivalent of Ten Thousand Seven Hundred Seventy-Nine (10,779) rentable square feet, as agreed to by the parties. This definition shall not be construed as any kind of representation by Landlord as to the size of the Fifth Premises or the Building;

(iv)	the term “Tenant’s Operating Share” shall mean .60%;

(v)	the term “Tenant’s Tax Share” shall mean .60%;

(vi)	Section 20.02 of the Lease shall be amended by adding the following sentence:

“Where more than one (1) meter measures the amount of usage to the Fifth Premises, usage through each meter shall be billed in the aggregate with coincidental demand in accordance with the provisions of this Article 20.”;

(vii)	on the first line of Section 20.03.B(i) of the Lease, the amount of “60,733.75” shall be replaced with the amount “$29,642.25”; and

(viii)	on the fifth (5th) line of Section 20.03.B(i) of the Lease, the amount of “$22,085.00” shall be replaced with the amount of “$10,779.00”.

7. SURRENDER OF POSSESSION OF FIFTH PREMISES:
     On or before the Fifth Premises Expiration Date, Tenant shall surrender the Fifth Premises to Landlord broom clean and otherwise in accordance with the Lease provisions pertaining to the surrender of possession of the Demised Premises on the Expiration Date, and if Tenant shall fail to so surrender possession to Landlord, Landlord shall have the rights and remedies set forth in the Lease with respect to a holding over in the Demised Premises, including, without limitation, under Article 25 of the Lease. Notwithstanding Tenant’s surrender of the Fifth Premises on the Fifth Premises Expiration Date, Tenant’s obligations to pay Fifth Premises Minimum Rent and Additional Rent and all other obligations of Tenant under the Lease which shall have accrued with respect tot the Fifth Premises prior to the Fifth Premises Expiration Date shall survive the Fifth Premises Expiration Date.
8. ASSIGNMENT OF LEASE; SUBLETTING:
     A. Tenant intends to simultaneously herewith sublease the Fifth Premises to TICNY (the “Sublease”). Tenant hereby represents to Landlord that as of the date of this Agreement, TICNY is a wholly owned subsidiary of Tenant, and as such constitutes a “Related Corporation” under the Original Lease. Accordingly, the Sublease of the Fifth Premises, in accordance with the provisions of Paragraph 40.H.1. of the Original Lease, did not require the consent of Landlord.
     B. Article 15 of the Third Amendment shall apply to the entire Demised Premises and is amended such that reference to the “New Premises” shall be deemed to be reference to the “Demised Premises”.
9. SHAFT SPACE; ROOF SPACE:
     Article 12 of the Third Amendment shall apply to the Fifth Premises and the phrase “New Premises” as contained therein shall be replaced with “Fifth Premises” for purposes of this Fifth Amendment.
10. FIFTH PREMISES RENEWAL TERM
     A. Subject to the provisions hereinafter set forth, Tenant named herein shall have the option (the “Fifth Premises Renewal Option”) to extend the Fifth Premises Term for one (1) additional period (the “Fifth Premises Renewal Term”), which Fifth Premises Renewal Term shall commence on the date immediately succeeding the Fifth Premises Expiration Date and end on the Expiration Date of the term of the Lease, provided that (a) the lease shall not have been previously terminated, (b) Tenant and Related Corporations shall occupy at least fifty-one (51%) percent of the Demised Premises and substantially the entire Fifth Premises, for the conduct of its business at the Demised Premises, and (c) Tenant shall not be in material default (including monetary default) under this lease beyond the giving of any applicable notice and the expiration of any applicable cure period (x) on the date Tenant gives Landlord written notice (the “ Fifth Premises Renewal Notice”) of Tenant’s election to exercise the Fifth Premises Renewal Option, or, at the option of Landlord, (y) on the Fifth Premises Expiration Date. The Fifth Premises Renewal Option may be exercised with respect to the entire Fifth Premises only and shall be exercisable by Tenant delivering the Fifth Premises Renewal Notice to Landlord at least twelve (12) months, but no more than twenty-four (24) months prior to the Fifth Premises Expiration Date. Time is of the essence with respect to the giving of the Fifth Premises Renewal Notice.
     B. If Tenant exercises the Fifth Premises Renewal Option, the Fifth Premises Renewal Term shall be upon the same terms, covenants and conditions as those contained in the Lease as amended by the this Amendment, except that (a) the Fifth Premises Minimum Rent payable during such Fifth Premises Renewal Term shall be deemed to mean the Fifth Premises Minimum Rent as determined pursuant to Section C of this Article, and (b) Tenant shall not be entitled to any free rent period, Landlord’s Work or Landlord’s Contribution.
     C. The Fifth Premises Minimum Rent payable during the Fifth Premises Renewal Term shall be determined as follows:
          1. The Fifth Premises Minimum Rent for the Fifth Premises for the Fifth Premises Renewal Term shall be an amount equal to one hundred (100%) percent of the annual fair market rental value of the Fifth Premises (the “Fifth Premises Fair Market Rent”) on the first (1st) day of the Renewal Term (the “ Fifth Premises Rental Value” for the Fifth Premises Renewal Term).
          2. The Fifth Premises Fair Market Rent shall be determined as if the Fifth Premises were available in the then rental market for comparable quality office buildings in downtown Manhattan and assuming Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the Fifth Premises can be adapted in its as-is condition at the time, and that neither Landlord nor the prospective tenant is under any compulsion to rent, taking into account the fact that (a) Landlord shall not be required to perform any work in or to the Fifth Premises or contribute to any work to be performed, and (b) Landlord shall not be required to provide for any free rent period. During the Fifth Premises Renewal Term, all additional rent and other charges payable hereunder shall continue to be paid pursuant to the terms of this Amendment.
          3. For purposes of determining the Fifth Premises Fair Market Rent, the following procedure shall apply:
     (i) the Fifth Premises Fair Market Rent shall be determined on the basis of the highest and best use (taking into account those uses expressly prohibited thereunder) of the Fifth Premises assuming that the Fifth Premises are free and clear of all leases and tenancies (including the Lease), and that the Fifth Premises are occupied by one (1) tenant, and taking into account the Tenant’s Operating Share and the Tenant’s Tax Share for the Fifth Premises.
     (ii) Landlord shall give Tenant written notice (the “Fifth Premises Rent Notice”) within one hundred twenty (120) days prior to the Fifth Premises Expiration Date, which shall set forth Landlord’s determination of the Fifth Premises Fair Market Rent (“Landlord’s FP Determination”).
     (iii) Tenant shall give Landlord written notice (“Tenant’s FP Option Notice”), within thirty (30) days after Tenant’s receipt of the Fifth Premises Rent Notice, of whether Tenant accepts or disputes Landlord’s FP Determination. If Tenant in Tenant’s FP Option Notice accepts Landlord’s FP Determination or if Tenant fails or refuses to give Tenant’s FP Option Notice as aforesaid, Tenant shall be deemed to have accepted Landlord’s FP Determination for the Fifth Premises Renewal Term in accordance with the terms of this Article. If Tenant in Tenant’s FP Option Notice disputes Landlord’s FP Determination, Tenant shall deliver to Landlord, within thirty (30) days after Tenant’s delivery of the Tenant’s FP Option Notice, Tenant’s determination of the Fifth Premises Fair Market Rent (“Tenant’s FP Determination”), as determined by an independent real estate appraiser (“Tenant’s Appraiser”), together with a copy of the appraisal prepared by Tenant’s Appraiser.
     (iv) Landlord shall give Tenant written notice (“Landlord’s R/O Notice”), within thirty (30) days after Landlord’s receipt of Tenant’s FP Determination, of whether Landlord accepts or disputes Tenant’s FP Determination. If Landlord in Landlord’s R/O Notice accepts Tenant’s FP Determination or if Landlord fails or refuses to give Landlord’s R/O Notice as aforesaid, Landlord shall be deemed to have accepted Tenant’s FP Determination. If Landlord in Landlord’s R/O Notice disputes Tenant’s FP Determination, Landlord shall appoint an independent real estate appraiser (“Landlord’s Appraiser”). If within thirty (30) days after Tenant’s receipt of Landlord’s R/O Notice in dispute, Landlord’s Appraiser and Tenant’s Appraiser shall mutually agree upon the determination (the “Mutual Determination”) of the Fifth Premises Fair Market Rent, their determination shall be final and binding upon the parties. If Landlord’s Appraiser and Tenant’s Appraiser shall be unable to reach a Mutual Determination within said thirty (30) day period, both of the Appraisers shall jointly select a third independent real estate appraiser (the “Third Appraiser”) whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord’s Appraiser and Tenant’s Appraiser shall be unable to jointly agree on the designation of the Third Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization, to designate the Third

Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.
     (v) The Third Appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Third Appraiser, choose either Landlord’s or Tenant’s FP Determination, and such choice by the Third Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any Appraiser selected by it in accordance with provisions of this Article. Any Appraiser appointed pursuant to this Article shall be a licensed, independent real estate appraiser with at least ten (10) years’ experience in leasing and valuation of properties which are similar in character to the building and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Appraisers shall not have the power to add to, modify or change any of the provisions of this lease.
     (vi) It is expressly understood that any determination of the Fifth Premises Fair Market Rent pursuant to this Article shall be based on the criteria stated in this Section.
          4. After a determination has been made of the Fifth Premises Rental Value for the Fifth Premises Renewal Term, the parties shall execute and deliver to each other an instrument setting forth the Fifth Premises Rental Value as hereinabove determined.
          5. If the final determination of the Fifth Premises Rental Value shall not be made on or before the first (1st) day of the Fifth Premises Renewal Term in accordance with the provisions of this Article, pending such final determination Tenant shall continue to pay, as the Fifth Premises Minimum Rent for the Fifth Premises Renewal Term, an amount equal to Fifth Premises Minimum Rent and additional rent payable immediately prior to the commencement of the Fifth Premises Renewal Term. If, based upon the final determination hereunder of the Fifth Premises Rental Value, the payments made by Tenant on account of the Fifth Premises Minimum Rent for such portion of the Fifth Premises Renewal Term were (i) less than the Fifth Premises Rental Value payable for the Fifth Premises Renewal Term, Tenant shall pay to Landlord the amount of such deficiency within ten (10) days after demand therefore or (ii) greater than the Rental Value payable for the Renewal Term, Landlord promptly shall refund to Tenant the amount of such excess.
          6. If Tenant exercises its Fifth Premises Renewal Option hereunder, Article 16 of the Third Amendment to Lease (“Tenant’s Cancellation Option”) shall also apply to the Fifth Premises.

11. BROKER:
     Landlord and Tenant each represents and warrants to Landlord that it neither consulted nor negotiated with any broker or finder in connection with this Agreement other than CB Richard Ellis, Inc. and Silverstein Properties, Inc., as agent for Landlord. Landlord and Tenant agree to indemnify and hold the other harmless from and against any damages, costs and expenses suffered by reason of any breach of the foregoing representation. For purposes of this Agreement, the term “Designated Broker” shall be deemed to mean CB Richard Ellis, Inc. and Silverstein Properties, Inc. Landlord agrees to pay the Designated Broker any commission due pursuant to a separate agreement.
12. MISCELLANEOUS:
     A. Except as otherwise expressly set forth in this Agreement, all of the terms, provisions, covenants and conditions of the Lease shall remain and continue unmodified and in full force and effect and are hereby ratified and confirmed in all respects.
     B. This Agreement shall not be changed, modified or cancelled orally. This Agreement shall be binding upon the parties hereto, their respective heirs, administrators, successors and, as permitted, assigns.
     C. This Agreement shall in all respects and in all events be governed by and construed in accordance with the laws of the State of New York (excluding, however, its conflict of laws provisions).
     D. This Agreement is being tendered to Tenant without obligation on Landlord’s part and in no event shall it be deemed to be binding upon Landlord or give Tenant any rights unless and until Landlord shall have executed the same and delivered a copy to Tenant.
     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Fifth Amendment to Lease as of the day and year first above written.

120 BROADWAY HOLDINGS, LLC, Landlord
a Delaware limited liability company

By:	120 BROADWAY SM, LLC,
a Delaware limited liability company, its managing member

	By:	120 BROADWAY JM, LLC,
a Delaware limited liability company, its managing member

		By:	120 BROADWAY ACQUISITION JV, LLC,
a Delaware limited liability company,
its managing member

			By:	120 BROADWAY ASSOCIATES LLC,
a Delaware limited liability company,
its managing member

				By:	SILVERSTEIN 120 BROADWAY LLC,

a Delaware limited liability company,
its managing member

By:	/s/ Larry A. Silverstein

Name:	Larry A. Silverstein
Title:	President

TOWER GROUP, INC., Tenant
a Delaware corporation

By:	/s/ Michael H. Lee

	Name:	Michael H. Lee
	Title:	President

Tenant’s Federal Employer I.D. Number:___

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)
     On the 21st day of December in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared Michael H. Lee, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Lisa Callender

NOTARY PUBLIC

Lisa Callender
Notary Public, State of New York
No. 01CA6108792
Qualified in Kings County
Commission Expires April 19, 2008

EXHIBIT “A”
FIFTH PREMISES
NOTE: This is a schematic plan and is intended to only show the proposed general layout of the Fifth Premises. All measures, distances and dimensions are approximate and not to scale. The depictions hereon do not constitute a warranty or representation of any kind.